UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

ANTARES STRATEGIC CREDIT FUND

(Exact name of Registrant as specified in its charter)

Delaware	814-01700	93-3416650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 South Canal Street, Suite 4200
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312 638-4000

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2025, Antares Strategic Credit Fund (the “Company”) amended and restated its senior secured revolving credit facility (the “Facility”). The parties to the Facility include the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Facility provides for, among other things, (i) an extension of the revolver availability period from July 2028 to November 2029, (ii) an extension of the final maturity date from July 2029 to November 2030, (iii) an increase of the total facility amount from $725 million to $875 million, (iv) a reduction of the commitment fee from 0.375% to 0.325%, (v) an increase of the accordion provision from $1.025 billion to $1.312 billion, (vi) a reduction of the applicable margin as follows: (x) if the Gross Borrowing Base is greater than or equal to 1.6 times the Combined Debt Amount, (A) in the case of any ABR Loan, 0.65% and (B) in the case of any other Loan, 1.65%, and (y) if the Gross Borrowing Base is less than 1.6 times the Combined Debt Amount, (A) in the case of any ABR Loan, 0.775% and (B) in the case of any other Loan, 1.775%, and (vii) a reset of the minimum shareholders’ equity test.

Borrowings under the Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs have the meanings set forth in the Facility. The description above is only a summary of the material provisions of the Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Facility, which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Facility and the Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 25, 2025 by and among Antares Strategic Credit Fund, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, the lenders party thereto, and JPMorgan Chase Bank, N.A., Manufacturers & Traders Trust Company, PNC Bank, National Association, Royal Bank of Canada, Société Générale, U.S. Bank National Association and Wells Fargo Securities, LLC, as lead arrangers and bookrunners.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES STRATEGIC CREDIT FUND

Date: December 1, 2025	By:	/s/ Monica Kelsey
	Name:	Monica Kelsey
	Title:	Chief Financial Officer